UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 3, 2006


                                 NCT Group, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                   0-18267                 59-2501025
-----------------------------   -----------------   ----------------------------
(State or other jurisdiction       (Commission             (IRS Employer
     of incorporation)             File Number)          Identification No.)


     20 Ketchum Street, Westport, CT                            06880
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number including area code:           (203) 226-4447
                                                          ----------------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.     Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.     Unregistered Sales of Equity Securities.

On October 3, 2006, NCT Group, Inc. ("NCT") and Carole Salkind entered into a convertible note purchase agreement pursuant to which NCT issued and sold to Ms. Salkind a 15% convertible note in the principal amount of $133,443,201.79 and a 9% convertible note in the principal amount of $33,360,800.45 in exchange for the cancellation and discharge of all of the then outstanding notes issued to Ms. Salkind by NCT in the aggregate principal amount of $116,114,523.57. In addition to the principal amount of the cancelled notes, the new notes include default penalties of $7,432,571.81 (representing 10% of the principal of those notes then in default), accrued interest of $5,717,225.86 and an original issue discount of $37,539,681.

The convertible notes are secured by substantially all of the assets of NCT. The 15% note is due on October 3, 2011 and interest thereon is payable in annual installments in arrears or may be added to the then outstanding principal balance of the note on each anniversary of issuance, at NCT's election. The 9%
note is due on October 3, 2016 and interest thereon is payable in arrears on the date the principal amount is paid. The notes bear interest at the stated rate until the due date of the notes and bear interest at a default rate equal to the stated rate of interest plus 5% on any amount of principal or interest that is not paid when due. At the election of Ms. Salkind, the notes may be converted into shares of NCT common stock at a conversion price per share equal to the greater of (i) $0.0025 or (ii) the par value of NCT common stock on the date of conversion. At the election of Ms. Salkind, the notes may be exchanged for shares of common stock of any subsidiary of NCT (except Pro Tech Communications, Inc.) that makes a public offering of its common stock (at the public offering price). The notes contain events of default, any one of which (if not cured) triggers a default penalty of 10% of the then outstanding principal. If triggered, the default penalty, along with the outstanding principal and accrued interest, becomes immediately due and payable. Events of default include the failure to pay principal and interest when due and the failure to issue shares of common stock upon exercise of conversion rights.

The issuance of the notes was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.

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Item 9.01.     Financial Statements and Exhibits.

(c) Exhibits

10.1 Convertible Note Purchase Agreement, dated as of October 3, 2006, by and between NCT Group, Inc. and Carole Salkind.

10.2 15% Secured Convertible Note issued by NCT Group, Inc. to Carole Salkind on October 3, 2006.

10.3 9% Secured Convertible Note issued by NCT Group, Inc. to Carole Salkind on October 3, 2006.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NCT GROUP, INC.


                                                  By:  /s/  Cy E. Hammond
                                                       -------------------------
                                                       Cy E. Hammond
                                                       Senior Vice President and
                                                       Chief Financial Officer


Date:  October 10, 2006

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